Ex. 10.43

                  Agreement Regarding SPT Grant


This Agreement Regarding SPT Grant (the "Agreement") is made effective as of August 27, 2008 by and between Aspera Corp. ("Aspera") and BioForce Nanosciences, Inc. ("BioForce").

Whereas, Aspera and BioForce are both parties to a Shareholder Agreement relating to Aspera Corp. dated August 11, 2008 (the "Shareholder Agreement"), pursuant to which, among other things, Bioforce was to transfer, subject to grantor permission, certain grants identified in Exhibit F as referenced in paragraph 12.4 of the shareholder Agreement or enter into a subcontract to perform related services if permission to transfer was not received, and

Whereas, The grantor of the 'Microfabricated' grant identified therein will not consent to such transfer,

Now, Therefore, in consideration of the premises, the mutual agreements herein set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	The existing Microfabrication Deposition Tools for Creating NanoArrays,
R44-HG004244-03A1 grant will remain with BioForce rather than being transferred to Aspera.

2.	Aspera shall have no obligation to contract with BioForce for the microfabrication services described in Section 12.5 of the Shareholder
Agreement.

3.	BioForce shall purchase contract services from Aspera, in the amount of
$122,000, as described in the Subcontract between BioForce and Aspera, dated August 27, 2008, and attached hereto as Exhibit A to this Agreement

4.	BioForce shall provide Aspera with an operational subsidy, in the amount of $4,609 per month, for the months of September 2008 through August 2009.

In Witness Whereof, each party represents that it has full power and authority to enter into and has carefully reviewed the Agreement, and consulted with such experts and advisors as each deemed appropriate.

BioForce Nanosciences, Inc.

By /s/ Gregory D. Brown
__________________________________
Gregory D. Brown, Exec. VP and CFO

Aspera Corp.

By/s/ Saju Nettikadan
__________________________
Saju Nettikadan, President

Exhibit A to Agreement Regarding SPT Grant dated August 27, 2008 between Aspera Corp. and BioForce Nanosciences, Inc.

Subcontract